UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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APPLICA INCORPORATED

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 16, 2007
APPLICA INCORPORATED
(Exact name of Registrant as specified in its charter)
Commission File Number 1-10177

Florida	59-1028301

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3633 Flamingo Road, Miramar, Florida	33027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 883-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

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☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 7.01 Regulation FD Disclosure.
     On January 17, 2007, Applica Incorporated announced that it had entered into a fifth amendment to its merger agreement with affiliates of Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. (together, “Harbinger Capital Partners”) after receipt of an offer by Harbinger Capital Partners to increase the merger consideration payable for all outstanding shares of Applica that it does not currently own. The fifth amendment (i) increased the merger consideration payable for all outstanding shares of Applica that Harbinger Capital Partners does not currently own to $8.25 per share in cash, without interest, and (ii) required Applica to convene the special meeting at 11:00 a.m. Eastern Standard Time on January 17, 2007, as scheduled, and adjourn the special meeting until 11:00 a.m. Eastern Standard Time on January 23, 2007, without a vote on any proposal other than an adjournment. In consideration of the increase in the per share merger consideration, Applica acceded to Harbinger Capital Partners’ demand for increases in the termination fee payable by Applica if the merger agreement is terminated under certain circumstances to $7 million and Applica’s corresponding expense reimbursement obligation up to $3.3 million. Except as expressly amended or modified by the fifth amendment, the provisions of the merger agreement, as previously amended, remain in full force and effect.
     The foregoing description of the amendment is qualified in its entirety by reference to the actual terms of the amendment, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein in its entirety.
     The offer and amendment followed an increase to $8.05 per share of the price of the unsolicited tender offer to purchase all outstanding shares of Applica’s common stock that was commenced by Apex Acquisition Corporation, a newly formed Florida corporation and an indirect, wholly owned subsidiary of NACCO Industries, Inc. These recent developments are described in a supplement to the definitive proxy statement that will be filed by Applica with the SEC and mailed to Applica’s shareholders on or about January 18, 2007.
     Applica convened the special meeting at 11:00 a.m. Eastern Standard Time on January 17, 2007, as scheduled, and adjourned the special meeting until 11:00 a.m. Eastern Standard Time on January 23, 2007, without a vote on any proposal other than an adjournment. The proposals to be considered at the special meeting will be submitted to a vote of Applica’s shareholders at the reconvened meeting at 11:00 a.m. Eastern Standard Time on January 23, 2007. The record date for the reconvened meeting will remain November 27, 2006. Shareholders of record at the close of business on November 27, 2006 may submit their proxies to vote their shares on the proposals until 11:00 a.m. Eastern Standard Time on January 17, 2007.
     In connection with the proposed transaction with affiliates of Harbinger Capital Partners, Applica has filed a definitive proxy statement, proxy supplements, a Schedule 14d-9 recommendation statement and amendments thereto with the SEC. Investors and security holders are urged to read the definitive proxy statement, the proxy supplements, the Schedule 14d-9 recommendation statement, the amendments thereto and any other relevant documents filed with the SEC in connection with the proposed transaction because they contain important information about Applica, the proposed transaction with affiliates of Harbinger Capital Partners, the NACCO tender offer and related matters. The definitive proxy statement, several proxy supplements, the Schedule 14d-9 recommendation statement and several amendments thereto have been mailed to Applica shareholders and a supplement explaining the increase in the purchase price in the Harbinger Capital Partners merger agreement described in the press release and an amended Schedule 14d-9 recommendation statement will be mailed to Applica’s shareholders on or about January 18, 2007.
     Investors and security holders may obtain free copies of these documents as they become available through the website maintained by the SEC at www.sec.gov. In addition, the documents filed with the SEC may be obtained free of charge by directing such requests to Applica Incorporated, 3633 Flamingo Road, Miramar, Florida 33027, Attention: Investor Relations ((954) 883-1000), or from Applica Incorporated’s website at www.applicainc.com.

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     Applica Incorporated and its directors, executive officers and certain other members of Applica management may be deemed to be participants in the solicitation of proxies from Applica shareholders with respect to the proposed transaction. Information regarding the interests of these officers and directors in the proposed transaction has been included in the proxy statement filed with the SEC. In addition, information about Applica’s directors, executive officers and members of management is contained in Applica’s most recent proxy statement and annual report on Form 10-K, which are available on Applica’s website and at www.sec.gov.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
•	A copy of Amendment No. 5 to the Agreement and Plan of Merger is attached as Exhibit 2.1 to this Current Report on Form 8-K.

•	A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 17, 2007	Applica Incorporated
	By:	/s/ Terry Polistina
Terry Polistina, Chief Operating
Officer and Chief Financial Officer of Applica Incorporated

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Exhibit Index

Exhibit No.	Description

2.1	Amendment No. 5 to Agreement and Plan of Merger dated January 16, 2007

99.1	Applica Incorporated Press Release dated January 17, 2007

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Exhibit 2.1
AMENDMENT NO. 5 TO AGREEMENT AND PLAN OF MERGER
     AMENDMENT NO. 5, dated as of January 16, 2007 (this “Fifth Amendment”), to the Agreement and Plan of Merger, dated as of October 19, 2006, by and among APN Holding Company, Inc., a Delaware corporation (“Parent”), APN Mergersub, Inc., a Florida corporation and a wholly owned direct subsidiary of Parent (“MergerSub”), and Applica Incorporated, a Florida corporation (the “Company”), as amended by Amendment No. 1, dated December 14, 2006, by Amendment No. 2, dated December 22, 2006, by Amendment No. 3, dated December 27, 2006, and by Amendment No. 4, dated January 3, 2007 (as amended, the “Merger Agreement”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Merger Agreement.
     WHEREAS, pursuant to, and subject to the limitations set forth in, Section 9.2 of the Merger Agreement, the Merger Agreement may be amended, modified, or supplemented only by the written agreement of the parties thereto;
     WHEREAS, Parent and MergerSub have conditioned their willingness to increase the Merger Consideration on an increase in the Apple Termination Fee, and in order to induce Parent and MergerSub to increase the Merger Consideration and in consideration therefor, the Company has agreed to increase the Apple Termination Fee; and
     WHEREAS, the parties hereto wish to amend the Merger Agreement as set forth below.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:
     1. Amendment.
          (a) Merger Consideration. Section 3.1(a) of the Merger Agreement is hereby amended by deleting the word “$7.75” in both instances and replacing each with the word “$8.25”.
          (b) Apple Termination Fee. Section 8.3(a) of the Merger Agreement is hereby amended by (i) deleting the words “$4.0 million” and replacing them with the words “$7.0 million” and (ii) deleting the words “$2.0 million” and replacing them with the words “$3.3 million”.
     2. Apple Shareholders Meeting. Notwithstanding anything to the contrary in the Merger Agreement, Parent, MergerSub and the Company hereby agree that the Apple Shareholders Meeting to be held at 11:00 a.m. Eastern Standard Time on January 17, 2007 (the “January 17 Meeting”) shall be convened as scheduled and immediately thereafter a motion shall be properly made by an officer of the Company to adjourn the January 17 Meeting until 11:00 a.m. Eastern Standard Time on January 23, 2007 (the “January 23 Meeting”) and, subject to obtaining the requisite vote therefor, the January 17 Meeting shall be immediately adjourned until the January 23 Meeting, which January 23 Meeting shall have the same record date as the January 17 Meeting, and no further action shall be taken at the January 17 Meeting.
     3. Miscellaneous.
          (a) Governing Law. This Fifth Amendment shall be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to Contracts made and wholly performed in such state, without regard to any applicable conflict of laws principles; provided, however, that the Merger will also be governed by the applicable provisions of the FCBA to the extent required thereby.
          (b) Counterparts. This Fifth Amendment may be executed in two or more counterparts, all of which will be considered one and the same instrument and will become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.
          (c) Continued Force and Effect. Except as expressly amended or modified herein, the provisions of the Merger Agreement are and shall remain in full force and effect.
          (d) Authorization and Validity of Agreement. The execution and delivery of this Fifth Amendment by each of the parties hereto have been duly authorized and approved by their respective boards of directors and no other corporate action on the part of the parties hereto is necessary to authorize the execution and delivery of this Fifth Amendment. This Fifth Amendment has been, or will be when executed and delivered, duly executed and delivered by each of the parties hereto, and a valid and binding obligation of each of the parties hereto enforceable against each of the parties hereto in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors’ rights generally and by general equitable principles.
[Remainder of page intentionally left blank]

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     IN WITNESS WHEREOF, the undersigned has executed, or has caused to be executed, this Fifth Amendment on the date first written above.

APN HOLDING COMPANY, INC.
By:	/s/ Philip Falcone
	Name:	Philip Falcone
	Title:	Vice President and Senior Managing Director

APN MERGERSUB, INC.
By:	/s/ Philip Falcone
	Name:	Philip Falcone
	Title:	Vice President and Senior Managing Director

APPLICA INCORPORATED
By:	/s/ Lisa R. Carstarphen
	Name:	Lisa R. Carstarphen
	Title:	V.P., General Counsel and Corporate Secretary

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Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	Investor Relations Department
(954) 883-1000
investor.relations@applicamail.com
APPLICA ENTERS INTO FIFTH AMENDMENT TO MERGER AGREEMENT WITH
HARBINGER CAPITAL PARTNERS
Harbinger Increases Consideration For Shares It Does Not Currently
Own To $8.25 Per Share in Cash
Shareholder Meeting to Approve Merger Agreement to be Adjourned and
Reconvened on January 23, 2007
Applica Board Recommends that Shareholders Reject NACCO Revised Tender Offer
     Miramar, Florida (January 17, 2007) — Applica Incorporated (NYSE: APN) today announced that it has entered into a fifth amendment to its merger agreement with affiliates of Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. (together, “Harbinger Capital Partners”) after receipt of an offer by Harbinger Capital Partners to increase the merger consideration payable for all outstanding shares of Applica that it does not currently own to $8.25 per share in cash.
     The Applica Board of Directors recommends that Applica shareholders vote “FOR” the adoption of the amended merger agreement between Applica and affiliates of Harbinger Capital Partners.
     The offer and amendment followed an increase to $8.05 per share of the price of the unsolicited tender offer to purchase all outstanding shares of Applica’s common stock that was commenced by Apex Acquisition Corporation, a newly formed Florida corporation and an indirect, wholly owned subsidiary of NACCO Industries, Inc.
     Applica’s Board has once again recommended that shareholders reject the revised NACCO offer and NOT tender their shares in the NACCO offer. The Board reached its determination based, among other factors, on the higher price being offered by Harbinger Capital Partners and the Board’s belief that, subject to the receipt of shareholder approval, all conditions to the consummation of the Harbinger merger have been satisfied or will be satisfied at closing.

Accordingly, the Board currently expects that the Harbinger merger will be completed within one business day after the receipt of shareholder approval. The Board also believes that the revised NACCO offer includes a number of conditions that create significant concerns as to whether the revised NACCO offer can be completed. In particular, the Board believes that NACCO’s minimum tender condition, which requires that a majority of Applica’s outstanding shares of common stock on a fully diluted basis be tendered, presents a significant risk that the NACCO tender offer will not be consummated, especially in light of Harbinger Capital Partners’ ownership of approximately 39% of Applica’s outstanding common stock and its existing merger agreement with Applica
     As a condition to obtaining the increased merger consideration from affiliates of Harbinger Capital Partners, Applica agreed to increase the termination fee payable if the Harbinger merger agreement is terminated under certain circumstances to $7.0 million plus up to $3.3 million of reasonable, documented, third party, out-of-pocket expenses.
     Applica intends to convene the special meeting of shareholders at 11:00 a.m. Eastern Standard Time on January 17, 2007, as previously scheduled, and adjourn the special meeting until 11:00 a.m. Eastern Standard Time on Tuesday, January 23, 2007, without a vote on any proposal other than an adjournment. The proposals to be considered at the special meeting will be submitted to a vote of Applica’s shareholders at the reconvened meeting at 11:00 a.m. Eastern Standard Time on January 23, 2007. The record date for the reconvened meeting will remain November 27, 2006. Completion of the transaction, which is expected to occur following the January 23, 2007 meeting, is subject to customary closing conditions. The transaction is not subject to any financing condition.
     In order to vote their shares in favor of the Harbinger Capital Partners agreement, shareholders should complete, date, sign and return the proxy card enclosed with the previously distributed definitive proxy statement as soon as possible. Shareholders who have any questions about the recommendation statement, the definitive proxy statement, the proxy supplement or the merger or need assistance with the voting procedures, should contact Applica’s proxy solicitor, Georgeson Inc., at 17 State Street, New York, New York 10004 or call toll-free at (866) 857-2624.
About Applica Incorporated:
     Applica and its subsidiaries are marketers and distributors of a broad range of branded and private-label small household appliances. Applica markets and distributes kitchen products, home products, pest control products, pet care products and personal care products. Applica markets products under licensed brand names, such as Black & Decker®; its own brand names, such as Windmere®, LitterMaid®, Belson® and Applica®; and other private-label brand names. Applica’s customers include mass merchandisers, specialty retailers and appliance distributors primarily in North America, Mexico, Latin America and the Caribbean. Additional information about Applica is available at www.applicainc.com.

About Harbinger Capital Partners:
     The Harbinger Capital Partners investment team located in New York City manages in excess of $5 billion in capital through two complementary strategies. Harbinger Capital Partners Master Fund I, Ltd. is focused on restructurings, liquidations, event-driven situations, turnarounds and capital structure arbitrage, including both long and short positions in highly leveraged and financially distressed companies. Harbinger Capital Partners Special Situations Fund, L.P. is focused on distressed debt securities, special situation equities and private loans/notes in a predominantly long-only strategy.
* * * * *
     The statements contained in this news release that are not historical facts are “forward-looking statements”. These forward-looking statements are made subject to certain risks and uncertainties, which could cause actual results to differ materially from those presented in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Applica undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Among the factors that could cause plans, actions and results to differ materially from current expectations are, without limitation:
•	the failure to obtain approval of the merger from Applica shareholders;

•	disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers;

•	claims by NACCO Industries, Inc. and HB-PS Holding Company, Inc. related to the termination of their merger agreement with Applica;

•	changes in the sales prices, product mix or levels of consumer purchases of small household appliances;

•	bankruptcy of or loss of major retail customers or suppliers;

•	changes in costs, including transportation costs, of raw materials, key component parts or sourced products;

•	fluctuation of the Chinese currency;

•	delays in delivery or the unavailability of raw materials, key component parts or sourced products;

•	changes in suppliers;

•	exchange rate fluctuations, changes in the foreign import tariffs and monetary policies, and other changes in the regulatory climate in the foreign countries in which Applica buys, operates and/or sell products;

•	product liability, regulatory actions or other litigation, warranty claims or returns of products;

•	customer acceptance of changes in costs of, or delays in the development of new products;

•	increased competition, including consolidation within the industry; and

•	other risks and uncertainties detailed from time to time in Applica’s Securities and Exchange Commission (“SEC”) filings.

     In connection with the proposed transaction with affiliates of Harbinger Capital Partners, Applica has filed a definitive proxy statement, proxy supplements, a Schedule 14d-9 recommendation statement and amendments thereto with the SEC. Investors and security holders are urged to read the definitive proxy statement, the proxy supplements, the Schedule 14d-9 recommendation statement, the amendments thereto and any other relevant documents filed with the SEC in connection with the proposed transaction because they contain important information about Applica, the proposed transaction with affiliates of Harbinger Capital Partners, the NACCO tender offer and related matters. The definitive proxy statement, several proxy supplements, the Schedule 14d-9 recommendation statement and several amendments thereto have been mailed to Applica shareholders and a supplement explaining the increase in the purchase price and termination fee in the Harbinger merger agreement described in this press release and an amended Schedule 14d-9 recommendation statement will be mailed to Applica’s shareholders.
     Investors and security holders may obtain free copies of these documents as they become available through the website maintained by the SEC at www.sec.gov. In addition, the documents filed with the SEC may be obtained free of charge by directing such requests to Applica Incorporated, 3633 Flamingo Road, Miramar, Florida 33027, Attention: Investor Relations ((954) 883-1000), or from Applica Incorporated’s website at www.applicainc.com.
     Applica Incorporated and its directors, executive officers and certain other members of Applica management may be deemed to be participants in the solicitation of proxies from Applica shareholders with respect to the proposed transaction. Information regarding the interests of these officers and directors in the proposed transaction has been included in the proxy statement filed with the SEC. In addition, information about Applica’s directors, executive officers and members of management is contained in Applica’s most recent proxy statement and annual report on Form 10-K, which are available on Applica’s website and at www.sec.gov.

Black & Decker® is a trademark of The Black & Decker Corporation, Towson, Maryland.